Exhibit 10.3

EXECUTION VERSION

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2018-FL1, LTD.
CLASS A NOTES, CLASS A-S NOTES, CLASS B NOTES, CLASS C NOTES AND CLASS D NOTES

Placement Agreement

Dated as of May 23, 2018

J.P. Morgan Securities LLC
383 Madison Avenue, 8th Floor
New York, New York 10179

Ladies and Gentlemen:

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2018-FL1, LTD. (the “Issuer”) and ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2018-FL1, LLC (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), propose to issue their $308,000,000 Class A Senior Secured Floating Rate Notes Due 2028 (the “Class A Notes”), their $50,400,000 Class A-S Senior Secured Floating Rate Notes Due 2028 (the “Class A-S Notes”), their $22,400,000 Class B Secured Floating Rate Notes Due 2028 (the “Class B Notes”), their $23,100,000 Class C Secured Floating Rate Notes Due 2028 (the “Class C Notes”) and their $37,100,000 Class D Secured Floating Rate Notes Due 2028 (the “Class D Notes”).  In addition, the Issuer proposes to issue its $30,800,000 Class E Floating Rate Notes Due 2028 (the “Class E Notes”) and its $22,400,000 Class F Floating Rate Notes due 2028 (the “Class F Notes” and, together with the Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes, the “Notes”).  The Issuer intends to issue 65,800 preferred shares, with a par value of U.S. $0.0001 per share and a notional amount of U.S. $1,000 per share (the “Preferred Shares” and, together with the Notes, the “Securities”).  The Co-Issuers have engaged J.P. Morgan Securities LLC (the “Placement Agent”) to act as placement agent in conjunction with the offer and sale of the Offered Notes (as defined below) pursuant to this Placement Agreement (this “Agreement”).

The Notes shall be issued pursuant to an Indenture, to be dated as of June 14, 2018 (the “Indenture”), among the Co-Issuers, Arbor Realty SR, Inc. (including any successor by merger, the “Seller” or the “Arbor Parent”), as Advancing Agent, and U.S. Bank National Association, as Trustee (in such capacity, the “Trustee”), and the Preferred Shares shall be issued pursuant to the Governing Documents (as defined in the Indenture) of the Issuer, certain resolutions of the board of directors of the Issuer passed prior to the issuance of the Preferred Shares and the Preferred Share Paying Agency Agreement, to be dated as of June 14, 2018  (the “Preferred Share Paying Agency Agreement”), among the Issuer, U.S. Bank National Association, as preferred share paying agent (the “Preferred Share Paying Agent”), and MaplesFS Limited, as share registrar.  Capitalized terms used but not defined herein shall have the meanings specified in the Offering Memorandum (as hereinafter defined) or, to the extent not defined therein, in the Indenture.

On the Closing Date, the Issuer will purchase the Mortgage Assets described and listed in Annex A to the Offering Memorandum (collectively, the “Mortgage Assets” and, with all other assets pledged to the Trustee on behalf of the Secured Parties pursuant to the Indenture, the “Collateral”) from the Arbor Parent.

As used herein, the term “Offered Notes” means the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes, other than the $55,000,000 of Class A Notes that are being acquired by JPMorgan Chase Bank, National Association directly from the Co-Issuers on the Closing Date.

The Co-Issuers, the Arbor Parent and the Placement Agent agree as follows:

1.                                      Appointment of Placement Agent; Offer and Sale of Notes.

(a)                                 The Co-Issuers and the Arbor Parent hereby appoint the Placement Agent to act as placement agent in connection with the offer and sale of the Offered Notes in accordance with the terms hereof, and the Placement Agent hereby accepts such appointment in accordance with the terms hereof.  Subject to the terms and conditions hereof and in reliance on the representations and warranties herein set forth, the Co-Issuers agree to sell, and the Arbor Parent agrees to cause to be sold, the Notes and the Placement Agent agrees, on a best efforts basis, to (i) solicit offers to purchase the Notes on behalf of the Co-Issuers from time to time in negotiated transactions at various prices to be determined at the time of the sale and (ii) provide customary facilitation of the offering and sale of the Offered Notes.  In connection with acting as placement agent hereunder, the Placement Agent shall have the right (but not the obligation) to purchase the Offered Notes and resell the Offered Notes pursuant to the terms of this Agreement.  Each of the Co-Issuers, the Arbor Parent and the Placement Agent agrees that, as to any and all of the Offered Notes with respect to which the Placement Agent arranges the sale pursuant to this Agreement, such Notes shall be offered and sold in reliance on, among other things, the agreements, representations, warranties and covenants of the Co-Issuers and the Arbor Parent contained herein and on the terms and conditions and in the manner provided for herein; provided, however, that the Placement Agent shall have no liability to the Co-Issuers, the Arbor Parent or any of their respective affiliates in the event that any purchase or sale is not consummated for any reason.  The Co-Issuers and the Arbor Parent shall have the sole right to accept or reject any or all offers presented by the Placement Agent in the sole and absolute discretion of the Co-Issuers and the Arbor Parent.  The Co-Issuers shall direct the Placement Agent to remit the aggregate purchase price for the Offered Notes (net of the advisory, structuring and placement agent fee (the “Advisory, Structuring and Placement Agent Fee”) set forth on Schedule I, which shall be retained by the Placement Agent) placed pursuant hereto to an account specified by the Issuer.

(b)                                 The Placement Agent hereby represents, warrants and agrees that:

(i)                                     it understands that the offer and sale of the Offered Notes have not and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws and that none of the Co-Issuers or the Arbor Parent is obligated to so register or qualify the Offered Notes;

(ii)                                  it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”);

(iii)                               (x) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer to sell, the Offered Notes or any interest therein by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”), including, but not limited to, any advertisement, article, magazine or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or advertising (as those terms are used in Regulation D), or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act and (y) it has not solicited offers for or offered or sold, and will not solicit offers for, or offer or sell, the Offered Notes as part of their initial offering except on the terms set forth in the Offering Memorandum (as defined below):  (A) within the United States (or to U.S. persons within the meaning of Regulation S) to persons each of whom it reasonably believes to be a Qualified Purchaser within the meaning of the Investment Company Act of 1940 and that are either (1) QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and as to which in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Offered Notes is aware that such sale is being made in reliance on Rule 144A or (2) institutions that are “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D (“Institutional Accredited Investors”), who, in the case of purchasers described in this clause (2), purchase the Offered Notes in certificated form for their own account and for any discretionary account for which they are acquiring securities and provide a letter in the form required under the Indenture or (B) in accordance with the restrictions set forth in Annex A hereto;

(iv)                              (x) it has not provided, as of the date of this Agreement, and covenants with the Co-Issuers that it will not provide, on or prior to the Closing Date, to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Offered Notes, the Collateral, the transactions contemplated by this Agreement or the Indenture or any other information, that could be reasonably determined to be relevant to determining an initial credit rating for the Notes (as contemplated by Rule 17g-5(a)(3)(iii)(C) of the Exchange Act), without the prior consent of the Co-Issuers, and (y) it covenants with the Co-Issuers that it will not provide to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Offered Notes, the Collateral, the transactions contemplated by this Agreement or the Indenture or any other information, that could be reasonably determined to be relevant to undertaking credit rating surveillance for the Offered Notes (as contemplated by Rule 17g-5(a)(iii)(3)(D) under the Exchange Act), without the prior consent of the Co-Issuers; provided, in the case of both (x) and (y), the Co-Issuers acknowledge that they have requested that the Placement Agent participate in or initiate communications with the Rating Agencies with respect to information posted on the website established pursuant to Rule 17g-5 of the Exchange Act (“Rule 17g-5”) throughout the transactions contemplated hereby or by the Indenture and to provide for posting to such website any information relayed in such communications to the extent not already posted on such website without requesting the Co-Issuers’ specific prior consent and without the Co-Issuers’ participation, and any and all such communication shall be deemed to have been consented to by the Co-Issuers; and

(v)                                 other than the Time of Sale Information, the Indenture, the Offering Memorandum and the other Basic Documents (as defined in Section 2(g) below), neither it nor any of its affiliates (including its agents and representatives) has furnished or made available, or will furnish or make available, to potential investors in the Offered Notes, without the prior consent of the Co-Issuers and the Arbor Parent, any written communication that constitutes an offer to sell or solicitation of an offer to buy the Offered Notes.

(c)                                  In connection with the issuance of the Offered Notes, the Co-Issuers and the Arbor Parent have prepared an Offering Memorandum, dated May 23, 2018 (including any exhibits and annexes thereto and any accompanying electronic media, the “Offering Memorandum”), in form and substance acceptable to the Placement Agent.  Copies of the Offering Memorandum will be delivered by the Co-Issuers and the Arbor Parent to the Placement Agent pursuant to the terms of this Agreement.  At or prior to the time when sales of the Offered Notes were first made, which was approximately 1:50 PM (prevailing Eastern time) on May 23, 2018 (the “Time of Sale”), the Co-Issuers and the Arbor Parent have prepared the following documents: a Preliminary Offering Memorandum, dated May 21, 2018 (including any exhibits and annexes thereto and any accompanying electronic media, the “Preliminary Offering Memorandum” and, together with any Additional Disclosure Materials (as defined below), the “Time of Sale Information”).  If, subsequent to the date of this Agreement, (x) the Co-Issuers, the Arbor Parent and the Placement Agent determine that, as to any investors in the Offered Notes, the Time of Sale Information as of the Time of Sale included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Placement Agent terminates its old purchase contracts and enters into new purchase contracts with investors in the Offered Notes, then “Time of Sale Information” shall also include such additional information conveyed to investors as of the time of entry into the new purchase contracts, including any information that corrects such material misstatements or omissions and “Time of Sale” shall refer to the time and date on which such new purchase contracts were entered into.  Any Time of Sale Information furnished to the Placement Agent subsequent to the date of this Agreement shall be in form and substance satisfactory to the Placement Agent and shall be listed on Annex B hereto.

(d)                                 Except as otherwise set forth in paragraph (e) below, the Offered Notes to be placed by the Placement Agent shall be represented by one or more definitive global notes in book-entry form, which shall be deposited by or on behalf of the Co-Issuers with the Depository Trust Company (the “DTC”) or its designated custodian.  The Co-Issuers shall deliver the applicable Offered Notes to the Placement Agent, acting on behalf of the purchasers of the applicable Notes, by causing DTC to credit such Offered Notes to the account of the Placement Agent (or its designee) at DTC.  The Offered Notes shall be registered in such names and such authorized denominations as the Placement Agent may request in writing not less than forty-eight (48) hours prior to the Closing Date.  The Co-Issuers shall cause the Offered Notes to be made available to the Placement Agent for inspection at least twenty-four (24) hours prior to the Closing Date at the offices of Clifford Chance US LLP at 31 West 52nd Street, New York, New York 10019 (the “Closing Location”).  The time and date of delivery of the Offered Notes shall be 10:00 a.m., New York City time, on June 14, 2018, or such other time and date as the Placement Agent and the Co-Issuers may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.  On the Closing Date, the Co-Issuers and the Arbor Parent (jointly and severally) agree to pay to the Placement Agent the Advisory, Structuring and Placement Agent Fee as set forth on Schedule I hereto.

(e)                                  The Offered Notes sold to Institutional Accredited Investors shall and the Offered Notes sold to QIBs may, in each case as specified by the Placement Agent upon at least forty-eight (48) hours’ prior notice to the Co-Issuers (such request to include the authorized denominations and the names in which they are to be registered), be delivered in definitive certificated form to or upon the instructions of the Placement Agent, acting on behalf of the applicable purchasers of the Offered Notes, against payment of the purchase price therefor by wire transfer of immediately available funds.  The Offered Notes shall be made available for inspection and packaging in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date at the Closing Location.

(f)                                   The documents to be delivered at the Closing Date by or on behalf of the parties hereto pursuant to Section 5 hereof and the Offered Notes shall be delivered at the Closing Location on the Closing Date.  A meeting shall be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Closing Date, or such other time agreed to by the parties hereto, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence shall be available for review by the parties hereto.  For the purposes of this Section 1(f), “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

(g)                                  The Placement Agent acknowledges and agrees that the Co-Issuers and, for purposes of the opinions to be delivered to the Placement Agent pursuant to Sections 5(h) and 5(i) hereof, counsel for the Co-Issuers and counsel for the Placement Agent, respectively, may rely upon the accuracy of the representations and warranties of the Placement Agent, and compliance by the Placement Agent with its agreements contained in Section 1(b) (including Annex A hereto), and the Placement Agent hereby consents to such reliance.

(h)                                 The Co-Issuers and the Arbor Parent acknowledge and agree that the Placement Agent is acting solely in the capacity of an arm’s-length contractual counterparty to the Co-Issuers and the Arbor Parent with respect to the offering and sale of the Offered Notes if and to the extent contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or fiduciary to, or agent of, the Co-Issuers, the Arbor Parent or any other person in connection with each transaction contemplated hereby and the process leading to such transaction.  Additionally, the Placement Agent is not advising the Co-Issuers, the Arbor Parent or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Co-Issuers and the Arbor Parent shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agent shall not have any responsibility or liability to the Co-Issuers, the Arbor Parent or any other person with respect thereto.  Any review by the Placement Agent of the Co-Issuers and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Placement Agent, and shall not be on behalf of the Co-Issuers, the Arbor Parent or any other person.  Each of the Co-Issuers and the Arbor Parent agree that it will not claim that the Placement Agent has rendered financial advisory services of any nature or respect, or owes a fiduciary or similar duty to the Co-Issuers, the Arbor Parent or any other person in connection with such transaction or the process leading thereto.

(i)                                     The Placement Agent may provide to prospective investors Additional Disclosure Materials (as defined below), subject to the following conditions:  (i) the Placement Agent shall provide to the Issuer any Additional Disclosure Materials that the Placement Agent has prepared prior to providing such materials to investors; and (ii) in the event that the Issuer or the Placement Agent discovers an error in the Additional Disclosure Materials, the Issuer, if it has discovered such error, shall notify the Placement Agent in writing and, in either case, the Placement Agent shall correct such error prior to providing such materials to any prospective investors.  “Additional Disclosure Materials” shall mean any materials similar to “ABS Informational and “Computational Materials” (as such term is defined in Item 1101(a) of Regulation AB under the Securities Act) or “Free Writing Prospectuses” (as such term is defined in Rule 405 of the Securities Act), or any “flip” book, term sheet or similar marketing materials and any and all other summaries, reports, documents, in written or electronic form, including but not limited to summaries or other reports regarding the Closing Date Mortgage Assets, that is (i) provided to the Placement Agent by or on behalf of the Issuer or any of its affiliates or (ii) prepared by the Placement Agent and provided to the Issuer prior to distribution to prospective investors in accordance with the preceding sentence.

(j)                                    Except for the Accountants’ Due Diligence Report (as defined in Section 3.1(a) below), it has not obtained any Due Diligence Report (as defined in Section 3.1(a) below) in connection with the offering contemplated hereby.

2.                                      Representations and Warranties of the Co-Issuers.  The Co-Issuers represent and warrant to the Placement Agent that:

(a)                                 Time of Sale Information and Offering Memorandum.  The Time of Sale Information, as of the Time of Sale, did not, and as of the Closing Date, will not, and the Offering Memorandum, as of the date thereof, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Co-Issuers do not make any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Placement Agent furnished to the Co-Issuers in writing by the Placement Agent expressly for use in the Time of Sale Information and the Offering Memorandum and any amendment or supplement thereto (such information, as identified in Section 12, the “Placement Agent Information”).

(b)                                 Additional Written Communications.  Other than the Time of Sale Information and the Offering Memorandum, neither the Co-Issuers nor any of their affiliates (including their agents and representatives) have made, used, prepared, authorized, approved or referred to or will prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Notes.

(c)                                  No Material Adverse Change.  Other than as set forth in the Time of Sale Information, since the Time of Sale and other than as set forth in the Offering Memorandum, since the date thereof, there has not been any material adverse change or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Co-Issuers or the Arbor Parent.

(d)                                 Organization and Good Standing.  Each of the Co-Issuers, the Arbor Parent and their respective affiliates that will be a party to a Basic Document has been duly incorporated or organized, as the case may be, and is a validly existing company or organization, as the case may be, in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the conduct of its business requires such qualification, and has all power and authority necessary to enter into and perform its obligations under each of the Basic Documents to which it is a party and to own or hold its properties and to conduct the business in which it is engaged.

(e)                                  Due Authorization.  Each of the Co-Issuers, the Arbor Parent and their respective affiliates that will be a party to a Basic Document has full right, power and authority to execute and deliver each of the Basic Documents to which it is a party, and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Basic Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly and validly taken.

(f)                                   The Offered Notes.  The Offered Notes have been duly authorized and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will be entitled to the benefits and security afforded by the Indenture.

(g)                                  Indenture and the other Basic Documents; Description of Basic Documents.  When used in this agreement, the term “Basic Documents” shall mean this Agreement, the Indenture, the Notes, the Servicing Agreement, the Securities Account Control Agreement, the Preferred Share Paying Agency Agreement, the Mortgage Asset Purchase Agreement, the Collateral Management Agreement and any other contract or agreement that is, or is to be, entered into by the Issuer on the Closing Date or otherwise in connection with any of the foregoing or this Agreement.  Each Basic Document to which the Issuer, the Co-Issuer the Arbor Parent or any affiliate thereof is a party has been duly authorized by such entity, as applicable, and when duly executed and delivered in accordance with its terms by each of the parties thereto (other than such entity, as applicable), will constitute a valid and legally binding agreement of such entity, as applicable, enforceable against such entity, as applicable, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.  The Basic Documents described in the Time of Sale Information or the Offering Memorandum will conform in all material respects to the descriptions thereof contained in the Time of Sale Information and in the Offering Memorandum.

(h)                                 No Violation or Default.  None of the Co-Issuers, the Arbor Parent or any of their respective affiliates that will be a party to a Basic Document is (A) in violation of its charter, by-laws, memorandum and articles of association or similar organizational documents; (B) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets are subject; or (C) in violation of any law or statute or any judgment, order or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties (“Governmental Authority”).

(i)                                     No Conflicts with Existing Instruments.  The execution, delivery and performance by the Issuer, the Co-Issuer, the Arbor Parent or any of their respective affiliates of any Basic Document to which it is a party, the issuance and sale of the Notes and compliance by it with the terms thereof and the consummation of the transactions contemplated by such Basic Documents will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or, except as contemplated by the Basic Documents, result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets are subject; (B) result in any violation of the provisions of the charter, by-laws, memorandum and articles of association or similar organizational documents of the Issuer, the Co-Issuer, the Arbor Parent or any of their respective affiliates; or (C) result in the violation of any law or statute or any judgment, order or regulation of any Governmental Authority.

(j)                                    No Consents Required.  Assuming compliance by the Placement Agent with its agreement in Section 1(b) hereof, no consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Issuer, the Co-Issuer, the Arbor Parent or any of their respective affiliates of each of the Basic Documents to which it is a party, the issuance and sale of the Securities and compliance by such Issuer, Co-Issuer, Arbor Parent and their respective affiliates with the terms thereof and the consummation of the transactions contemplated by the Basic Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as have already been obtained, or as of the Closing Date will have been obtained or as may be required under applicable state securities laws in connection with the placement of the Offered Notes by the Placement Agent or any purchase and resale of the Offered Notes by the Placement Agent.

(k)                                 Legal Proceedings.  Except as described in the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Issuer, the Co-Issuer or the Arbor Parent is a party or to which any property of the Issuer, the Co-Issuer or the Arbor Parent is the subject that, individually or in the aggregate, if determined adversely to such person, could reasonably be expected to have a material adverse effect on (A) the ability of any of the Issuer, the Co-Issuer or the Arbor Parent to perform its obligations under any Basic Document to which it is a party or (B) the transactions contemplated herein or in the Basic Documents; and to the knowledge after due inquiry of the Co-Issuers and the Arbor Parent, no such investigations, actions, suits or proceedings are threatened or contemplated by any Governmental Authority or threatened by others.

(l)                                     Title to Assets.  The Arbor Parent will, at the Closing Date, own and transfer the Mortgage Assets, free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance, and, at the Closing Date, the Arbor Parent will have full power and authority to sell the Mortgage Assets to the Issuer under the Mortgage Asset Purchase Agreement and deliver the Mortgage Assets to the Issuer thereunder, and at the Closing Date will have duly authorized such sale and delivery to the Issuer by all necessary action; and the Issuer will, at the Closing Date, own the related Collateral, free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance, and will have full power and authority to pledge such Collateral to the Trustee pursuant to the terms of the Indenture and will have duly pledged the Collateral to the Trustee.

(m)                             Investment Company Act.  None of the Issuer or the Co-Issuer are, nor after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Time of Sale Information and the Offering Memorandum, will be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities Exchange Commission thereunder (collectively, the “Investment Company Act”). The Issuer and the Co-Issuer are relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5)(C) thereof or Rule 3a-7 thereunder.

(n)                                 Integration.  None of the Issuer, the Co-Issuer, the Arbor Parent or any of their respective affiliates (as defined in Rule 501(b) of Regulation D) has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Notes in a manner that would require registration of the Securities under the Securities Act.

(o)                                 No General Solicitation or Directed Selling Efforts.  None of the Issuer, the Co-Issuer, the Arbor Parent or any of their respective affiliates or any other person acting on its or their behalf (other than, in the case of the Offered Notes, the Placement Agent, as to which no representation or warranty is made) has (A) solicited offers for, or offered or sold any of the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (B) engaged in any directed selling efforts within the meaning of Regulation S, and all such persons have complied with the offering restrictions requirement of Regulation S.

(p)                                 Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Placement Agent contained in Section l(b) hereof (including Annex A hereto) and its compliance with the agreements set forth therein, it is not necessary in connection with the offer, sale, resale and delivery of the Offered Notes in the manner contemplated by this

Agreement, the Time of Sale Information or the Offering Memorandum to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(q)                                 Taxes and Fees.  Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of each Basic Document and the Securities (other than such federal, state and local taxes as may be payable on the income or gain recognized therefrom), in all cases to the extent material to any of the Issuer, the Co-Issuer or the Arbor Parent, have been or will be paid at or prior to the Closing Date.

(r)                                    Rule 144A Eligibility.  When the Securities are executed, authenticated and delivered pursuant to the Indenture, the Securities will not be (and will not be convertible or exchangeable into securities that are) of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or quoted in an automated inter-dealer quotation system; and the Offering Memorandum, as of its date, contains or, as of the Closing Date, will contain, or the Co-Issuers will otherwise provide or cause to be provided, all the information that, if requested by a prospective purchaser of the Notes, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(s)                                   Representations in Basic Documents.  The representations and warranties of the Co-Issuers, the Arbor Parent and their respective affiliates contained in the Basic Documents, respectively, shall be true and correct as of the Closing Date in all material respects.

(t)                                    17g-5 Compliance.  Arbor Realty Trust, Inc. (“ART”) or one or more of its affiliates has executed and delivered a written representation to Moody’s Investors Service, Inc. (“Moody’s”) and DBRS, Inc. (“DBRS” and, together with Moody’s, the “Rating Agencies”) that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5, and such entity has complied with each such representation in all material respects. In connection therewith, ART has entered into a 17g-5 Website Posting Agreement, dated April 4, 2018, with J.P. Morgan Securities LLC.

3.1                               Representations and Warranties of the Arbor Parent.  The Arbor Parent represents and warrants to the Placement Agent that:

(a)                              The Issuer, the Co-Issuer and the Arbor Parent have not obtained any third-party due diligence report contemplated by Rule 15Ga-2 under the Exchange Act (“Rule 15Ga-2”) (each, a “Due Diligence Report”) in connection with the transactions contemplated by this Agreement and the Offering Memorandum other than the agreed-upon procedures report (the “Accountants’ Due Diligence Report”), in form and substance reasonably satisfactory to the Placement Agent, obtained from the accounting firm (the “Accountants”) engaged to provide procedures involving a comparison of information in the loan files for the loans backing the Notes (the “Loans”) to information on a data tape relating to the Loans (“Due Diligence Services”), a copy of which has been furnished to the Placement Agent, at the request of the Arbor Parent, and addressed to the Placement Agent.  The Accountants have consented to the use of the Accountants’ Due Diligence Report in the preparation of a Form 15G (as defined below) furnished on EDGAR as required by Rule 15Ga-2.

(b)                                 Any certification on Form ABS Due Diligence-15E received by the Issuer, the Co-Issuer or the Arbor Parent from the Accountants in connection with the Due Diligence Services provided by the Accountants was promptly posted, after receipt, on the Rule 17g-5 website established by or on behalf of the Arbor Parent as required by Rule 17g-5.

(c)                                  The Issuer, the Co-Issuer or the Arbor Parent (A) prepared, or caused to be prepared, one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountants’ Due Diligence Report and meeting all other requirements of Rule 15Ga-2, any other rules and regulations of the SEC and the Exchange Act; (B) provided, or caused to be provided, a copy of the final draft of each Form 15G to the Placement Agent at least seven Business Days before the Time of Sale; and (C) furnished, or caused to be furnished, each Form 15G to the SEC on EDGAR at least five Business Days before the Time of Sale as required by Rule 15Ga-2.

(d)                                 No portion of any Form 15G contains any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999.

3.2                               Representations, Warranties, Covenants and Agreements of the Arbor Parent. The Arbor Parent represents, warrants, covenants, undertakes and agrees to and with the Placement Agent that:

(a)                                 Arbor Parent has organized and initiated an asset-backed securities transaction by committing to sell and selling, directly or through an affiliate, the Closing Date Mortgage Assets to the Issuer and, accordingly, Arbor Parent satisfies the definition of “sponsor”, and is the “sponsor of the securitization”, as set forth in the U.S. Credit Risk Retention Rules.  It is hereby acknowledged and agreed by the parties hereto that the Placement Agent does not accept any liability or responsibility for such designation of Arbor Parent (or for the non-designation of any other entity) as a “sponsor”;

(b)                                 Arbor Parent is an entity having the capability to comply, and agrees that it will comply, with all legal requirements imposed on the “sponsor” of a “securitization transaction” in accordance with the U.S. Credit Risk Retention Rules;

(c)                                  Arbor Parent has determined the fair value of the Retained Interest and each Class of Notes and the Preferred Shares in accordance with the fair value assessment described in Accounting Standards Codification 820, “Fair Value Measurements and Disclosures”, under U.S. generally accepted accounting principles (“GAAP”);

(d)                                 Arbor Parent, directly or through a majority-owned affiliate, will retain an “eligible horizontal residual interest” in Preferred Shares of the Issuer in compliance with the U.S. Credit Risk Retention Rules for the duration required in the U.S. Credit Risk Retention Rules, the fair value of which interest will be at least 5% of the aggregate fair value of the Notes and the Preferred Shares, as of the Closing Date (the “Retained Interest”), as determined in accordance with the fair value assessment framework under GAAP;

(e)                                  Arbor Parent is and will be solely responsible for compliance with the disclosure requirements of U.S. Credit Risk Retention Rules which include, without limitation, the material terms of the Retained Interest, and the timing of cash flows and determination of fair value. Without limiting any liability that Arbor Parent or any of its affiliates may have hereunder, (i) Arbor Parent is and will be solely responsible for ensuring that the disclosure required by U.S. Credit Risk Retention Rules is contained in each of the Preliminary Offering Memorandum and the Offering Memorandum, (ii) Arbor Parent is and will be solely responsible for the content of that disclosure and, as of the date hereof, has met applicable disclosure requirements under the U.S. Credit Risk Retention Rules, (iii) if any disclosure is required after the Closing Date pursuant to U.S. Credit Risk Retention Rules, Arbor Parent will be solely responsible for making and delivering such disclosure in a medium that does not involve any action or participation by the Placement Agent (other than timely delivery by the Placement Agent of the Preliminary Offering Memorandum and the Offering Memorandum to the investors) and (iv) Arbor Parent will otherwise satisfy any requirements of the U.S. Credit Risk Retention Rules.  For the avoidance of doubt, it is hereby acknowledged and agreed by the parties hereto that the Placement Agent does not accept any liability or responsibility whatsoever in respect of Arbor Parent’s determination of the fair value of the Retained Interest or Arbor Parent’s valuation methodology, inputs and assumptions. The Preliminary Offering Memorandum contains, and the Offering Memorandum will contain, all of the disclosures that are required under Rule 4(c)(1)(i) of the U.S. Credit Risk Retention Rules; and

(f)                                   Arbor Parent or its affiliates, as relevant, has not engaged in any hedging or financing of the Retained Interest as of the date hereof and will not engage in any activities that would constitute impermissible hedging, transfer or financing of the Retained Interest as prohibited by the U.S. Credit Risk Retention Rules for the duration required in the U.S. Credit Risk Retention Rules.

If the U.S. Credit Risk Retention Rules are modified to reduce the obligations of the sponsor thereunder or repealed, Arbor Parent may, notwithstanding the foregoing, choose to comply with the U.S. Credit Risk Retention Rules as are then in effect, and such compliance shall not be a breach or violation of any of the foregoing.

4.                                      Further Agreements of the Co-Issuers and the Arbor Parent.  Each of the Co-Issuers and the Arbor Parent jointly and severally covenants and agrees with the Placement Agent that:

(a)                                 Delivery of Copies.  It will deliver to the Placement Agent as many printed copies of the Preliminary Offering Memorandum, any other Time of Sale Information and the Offering Memorandum (including all amendments and supplements thereto) as the Placement Agent may reasonably request.

(b)                                 Amendments or Supplements.  Before making or distributing any amendment or supplement to any Time of Sale Information or the Offering Memorandum, the Co-Issuers and the Arbor Parent will furnish to the Placement Agent and counsel for the Placement Agent a copy of the proposed amendment or supplement for review and will not distribute any such proposed amendment or supplement to which the Placement Agent reasonably objects.

(c)                                  Notice to the Placement Agent.  The Co-Issuers and the Arbor Parent will advise the Placement Agent promptly, and confirm such advice in writing:  (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of either any Time of Sale Information or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Notes as a result of which any Time of Sale Information or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information and the Offering Memorandum are delivered to a purchaser, not misleading; and (iii) of the receipt by any of the Co-Issuers or the Arbor Parent or any of their affiliates of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and the Co-Issuers and the Arbor Parent will use their commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of any Time of Sale Information or the Offering Memorandum or suspending any such qualification of the Notes and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(d)                                 Ongoing Compliance.  If, at any time prior to the Time of Sale, (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information so that any of the Time of Sale Information will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Co-Issuers and the Arbor Parent will promptly notify the Placement Agent thereof and forthwith prepare (in a form reasonably acceptable to the Placement Agent) and, subject to paragraph (b) above in this Section 4, furnish to the Placement Agent such amendments or supplements to any of the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.  If at any time prior to the Closing Date, (x) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing (A) when the Offering Memorandum is delivered to a purchaser and (B) at the Closing Date, not misleading or (y) it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Co-Issuer and the Arbor Parent will promptly notify the Placement Agent thereof and forthwith prepare (in a form reasonably acceptable to the Placement Agent) and, subject to paragraph (b) above in this Section 4, furnish to the Placement Agent such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum as so amended or supplemented is delivered to a purchaser and at the Closing Date, be misleading or so that the Offering Memorandum will comply with applicable law.

(e)                                  Blue Sky Compliance.  The Co-Issuers and the Arbor Parent will use commercially reasonable efforts to qualify the Offered Notes for offer and sale under the securities or “blue sky” laws of such jurisdictions in the United States as the Placement Agent shall reasonably request and will continue such qualifications in effect so long as required for the initial offering and sale of the Offered Notes; provided that none of the Co-Issuers and the Arbor Parent shall be required to:  (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify; (ii) file any general consent to or take any action that would subject itself to service of process in such jurisdiction; or (iii) subject itself to taxation in any such jurisdiction.  Prior to the Time of Sale, the Placement Agent shall notify the Co-Issuers and the Arbor Parent of any jurisdictions that would require qualifications or legends or disclaimers in the Preliminary Offering Memorandum.

(f)                                   Copies of Reports.  So long as the Offered Notes are outstanding, the Co-Issuers shall furnish, or cause to be furnished, to the Placement Agent copies of all reports or other communications (financial or other) furnished to holders of the Offered Notes.

(g)                                  Use of Proceeds.  The Co-Issuers shall apply the net proceeds from the sale of the Securities as described in the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds”.

(h)                                 Rating Agencies.  The Offered Notes shall have been assigned ratings no lower than those set forth on Schedule I hereto by the Rating Agencies.  To the extent, if any, that the ratings provided with respect to the Offered Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Co-Issuers, the Arbor Parent or any of their respective affiliates, the Co-Issuers and the Arbor Parent shall use their commercially reasonable efforts to furnish, or cause to have furnished, such documents and take, or cause to have taken, any such other action.

(i)                                     No Integration.  None of the Co-Issuers, the Arbor Parent or any of their respective affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Offered Notes in a manner that would require registration of any of the Securities under the Securities Act.

(j)                                    No Solicitation or Directed Selling Efforts.  None of the Co-Issuers, the Arbor Parent or any of their respective affiliates or any person acting on its or their behalf (other than, with respect to the Offered Notes, the Placement Agent, as to which no covenant is given) will (i) solicit offers for, or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(k)                                 Supplying Information.  While the Offered Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Co-Issuers and the Arbor Parent will, during any period in which they are not subject to and in compliance with Section 13 or 15(d) under the Exchange Act, furnish to holders of the Offered

Notes and prospective purchasers of the Offered Notes designated by such holders, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(l)                                     DTC.  The Co-Issuers will assist the Placement Agent in arranging for the Offered Notes to be eligible for clearance and settlement through DTC.

(m)                             Sale Treatment.  The Arbor Parent agrees that its transfer of the Mortgage Assets shall be reflected on its balance sheet and other financial statements as a sale and/or contribution of the Mortgage Assets to the Issuer and not as a financing.  Issuer agrees that the transfer to the Issuer of the Mortgage Assets shall be reflected on Issuer’s balance sheet and other financial statements as the purchase and/or acquisition of such Mortgage Assets by Issuer from the Arbor Parent and not as a loan to the Issuer from the Arbor Parent.  The Arbor Parent is not selling the Mortgage Assets and the Co-Issuers are not selling the Notes with any intent to hinder, delay or defraud any of the creditors of the Arbor Parent, the Co-Issuers or any of their respective affiliates.

(n)                                 Rule 17g-5 Compliance.  The Co-Issuers, ART and the Arbor Parent shall take reasonable efforts to cause the Trustee (pursuant to the Trustee’s related obligations under the Basic Documents) to comply with each representation made by it to the Rating Agencies with respect to the Notes pursuant to paragraph (a)(3)(iii) of Rule 17g-5.

(o)                                 With respect to any Offered Notes purchased by the Placement Agent for resale pursuant to Section 1(a) of this Agreement, the Placement Agent shall not be required to settle any such purchases unless the Placement Agent has received the purchase price from the related investors.

5.                                      Conditions to Placement Agent’s Obligations.  The obligations of the Placement Agent hereunder are subject to the performance by the Co-Issuers and the Arbor Parent of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Representations and Warranties.  The representations and warranties of the Co-Issuers and the Arbor Parent contained herein shall be true and correct on the date hereof, on and as of the date of the Time of Sale and on and as of the Closing Date; and the statements of the Co-Issuers and the Arbor Parent and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct in all material respects on and as of the date of the Time of Sale and on and as of the Closing Date.

(b)                                 No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 2(c) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which, in the judgment of the Placement Agent, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Notes on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(c)                                  Officer’s Certificate of the Co-Issuers.  The Placement Agent shall have received on and as of the Closing Date a certificate of an executive officer of each of the Issuer and the Co-Issuer satisfactory to the Placement Agent:  (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and to the knowledge of such officer, after due inquiry, the representation set forth in Section 2(a) hereof is true and correct; (ii) confirming that the other representations and warranties of the Issuer and Co-Issuer, as applicable, in this Agreement are true and correct in all material respects on and as of the date of the Time of Sale and on and as of the Closing Date and that each of the Issuer and the Co-Issuer, as applicable, have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and (iii) to the effect set forth in Section 2(c) hereof as to such Issuer.

(d)                                 Officer’s Certificate of the Arbor Parent.  The Placement Agent shall have received on and as of the Closing Date a certificate of an executive officer of the Arbor Parent satisfactory to the Placement Agent:  (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, after due inquiry, the representation set forth in Section 2(a) hereof is true and correct; (ii) confirming that the Co-Issuers, the Arbor Parent or the other Arbor entities each complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and (iii) to the effect set forth in Section 2(c) hereof as to each of the Co-Issuers, the Arbor Parent and their respective affiliates, as applicable.

(e)                                  Officer’s Certificate of the Collateral Manager.  The Placement Agent shall have received on and as of the Closing Date a certificate of an authorized officer of Arbor Realty Collateral Management, LLC, dated as of the Closing Date, substantially in the form attached hereto as Exhibit A.

(f)                                   Officer’s Certificate of the Seller.  The Placement Agent shall have received on and as of the Closing Date a certificate of authorized officers of the Seller, dated as of the Closing Date, substantially in the form attached hereto as Exhibit B.

(g)                                  Comfort Letters.  On the date of the Preliminary Offering Memorandum and on the date of this Agreement, Ernst & Young LLP shall have furnished to the Co-Issuers and the Placement Agent, at the request of the Co-Issuers, letters dated the respective dates of delivery thereof and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent.

(h)                                 Opinion of Counsel for the Co-Issuers and the Arbor Parent.  Clifford Chance US LLP, special counsel to the Co-Issuers and the Arbor Parent, Richards, Layton & Finger, P.A., counsel to the Co-Issuer, Maples and Calder, Cayman Islands counsel to the Issuer, and other applicable counsel to the Arbor Parent shall have furnished to the Placement Agent their respective written opinions with respect to such matters as the Placement Agent may reasonably request, each dated the Closing Date and addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent.  Except with respect to any negative assurance letter relating to the Time of Sale Information or the Offering Memorandum, each such opinion (a) may express counsel’s reliance as to factual matters on certificates of government and agency officials and the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Basic Documents and (b) may be qualified as an opinion only on the law of the State of New York, the laws of the Cayman Islands, the Delaware Limited Liability Company Act and/or the federal law of the United States of America.

(i)                                     Opinion of Counsel for the Placement Agent.  The Placement Agent shall have received on and as of the Closing Date an opinion of Cadwalader, Wickersham & Taft LLP, counsel for the Placement Agent, with respect to such matters as the Placement Agent may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)                                    Opinion of Counsel for the Trustee, the Preferred Share Paying Agent, the Collateral Manager, the CLO Servicer, Arbor Realty SR, Inc. and ARMS Equity.  Prior to the placement of the Offered Notes hereunder, the Placement Agent shall have received the opinions, dated as of the Closing Date, of the respective counsel to the Trustee, the Preferred Share Paying Agent, the Collateral Manager, the CLO Servicer, the Seller and ARMS Equity, each in form and substance reasonably satisfactory to the Placement Agent.

(k)                                 Rating Agency Opinions.  The Placement Agent shall be addressed in any opinion from any counsel delivering any written opinion to the Rating Agencies in connection with the transaction described herein which is not otherwise described in this Agreement.

(l)                                     Rating Agency Letters.  The Placement Agent shall have received copies of letters from the Rating Agencies stating that the Offered Notes are rated as set forth on Schedule I hereto by the Rating Agencies.

(m)                             No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.

(n)                                 Good Standing.  The Placement Agent shall have received on and as of the Closing Date satisfactory evidence of the good standing of each of the Issuer, Co-Issuer, and the Arbor Parent in its jurisdiction of organization, dated not earlier than 30 days prior to the Closing Date, in each case, in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdiction.

(o)                                 DTC.  All the Offered Notes shall be eligible for clearance and settlement through DTC.

(p)                                 Additional Documents.  On or prior to the Closing Date, the Co-Issuers and the Arbor Parent shall have furnished to the Placement Agent such other certificates and documents as the Placement Agent may reasonably request.

(q)                                 Compliance with Rule 15Ga-2 and Rule 17g-5.                                   The Co-Issuers shall have complied with all requirements of Rule 15Ga-2 and Rule 17g-5 under the Exchange Act to the satisfaction of the Placement Agent.

(r)                                    Compliance with U.S. Credit Risk Retention Rules. The Retention Holder and the Arbor Parent (as sponsor) shall have acted to comply with the requirements of the U.S. Credit Risk Retention Rules to the satisfaction of the Placement Agent, who shall have been provided an opinion or memorandum of counsel to the Arbor Parent as to such compliance, in form and substance satisfactory to the Placement Agent.

6.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Placement Agent by Co-Issuers and ART. Each of the Co-Issuers and ART (jointly and severally) agree to indemnify and hold harmless the Placement Agent, its affiliates, directors and officers and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Placement Agent Indemnitee”), from and against any and all losses, claims, damages and liabilities (including, without limitation, out-of-pocket legal fees and other out-of-pocket expenses incurred in connection with any suit, action, investigations or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information or the Offering Memorandum (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information with respect to which the Placement Agent has agreed to indemnify each of the Issuer, Co-Issuer and ART pursuant to Section 6(b) hereof; provided that with respect to any such untrue statement in or omission from the Time of Sale Information, the indemnity agreement contained in this paragraph (a) with respect to the Time of Sale Information shall not inure to the benefit of a Placement Agent Indemnitee, to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial sale by the Placement Agent and any such loss, claim, damage or liability of or with respect to the Placement Agent results from the fact that (i) prior to the occurrence of the events described in clause (ii) below, and prior to the Time of Sale, the Co-Issuers or ART shall have notified the Placement Agent that the Time of Sale Information contains an untrue statement of material fact or omits to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) such untrue statement or omission of a material fact was corrected in an amended or supplemented Time of Sale Information and such corrected Time of Sale Information was provided to the Placement Agent far enough in advance of the Time of Sale (but not less than one (1) Business Day) so that such corrected Time of Sale Information could have been provided (electronically or otherwise) to such person asserting any such loss, claim, damage or liability prior to the Time of Sale and (iii) the Placement Agent did not send or give such corrected Time of Sale Information to such person at or prior to the Time of Sale.

(b)                                 Indemnification of the Co-Issuers and ART by Placement Agent.  The Placement Agent agrees to indemnify and hold harmless the Co-Issuers and ART and their respective affiliates, directors and officers and each person, if any, who controls any of the Co-Issuers or ART within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity set forth in subsection (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Placement Agent Information provided by the Placement Agent.

(c)                                  [Reserved]

(d)                                 Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure (in which case the Indemnifying Person shall be relieved of its indemnification obligation only to the extent of any loss caused by the Indemnified Person’s failure to provide notice); and provided further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; or (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for the Placement Agent, its affiliates, directors, officers and any control persons of the Placement Agent shall be designated in writing by the Placement Agent and any such separate firm for the Co-Issuers and ART, their respective directors and officers and any person who controls the Co-Issuers or ART, as applicable, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Co-Issuers and ART.  Upon receipt of notice from the Indemnifying Person to such Indemnified Person of its election to assume the defense of such action and approval by the Indemnified Person of counsel, the Indemnifying Person will not be liable to such Indemnified Person under this Section 6 for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof unless the Indemnified Person shall have employed separate counsel in accordance with the third immediately preceding sentence (it being understood, however, that the Indemnifying Person shall not be liable for the expenses of more than one separate counsel (in addition to local counsel)).  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement and (iii) such settlement does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnifying Person.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)                                  Contribution.  If the indemnification provided for in subsections (a) or (b) above is unavailable to an Indemnified Person or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Co-Issuers and ART on the one hand and the Placement Agent on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Co-Issuers or ART on the one hand and the Placement Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Co-Issuers and ART on the one hand and the Placement Agent on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Co-Issuers and/or ART from the sale of the Offered Notes and the total fees, discounts and commissions received by the Placement Agent in connection therewith bear to the aggregate offering price of the Offered Notes.  The relative fault of the Co-Issuers and ART on the one hand and the Placement Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Co-Issuers or ART or by the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

(f)                                   Limitation on Liability.  Each of the Co-Issuers, ART and the Placement Agent agrees that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6, in no event shall the Placement Agent be required to contribute any amount in excess of the amount by which the total fees, discounts and commissions received by it with respect to the offering of the Notes exceeds the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Further, ART and the Co-Issuers each acknowledge and agree that the Placement Agent has no responsibility and shall not assume any liability for (i) any information that is posted to the internet website established and maintained by ART, the Arbor Parent, the Co-Issuers or any other party pursuant to Rule 17g-5 of the Exchange Act (such internet website, the “17g-5 Website”), or (ii) the failure of any information to be posted to the 17g-5 Website by any party.

(g)                                  Non-Exclusive Remedies.  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7.                                      Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

8.                                      Termination.  This Agreement may be terminated in the absolute discretion of the Placement Agent solely with respect to its role in this transaction, by notice to the Co-Issuers and the Arbor Parent if, after the execution and delivery of this Agreement and prior to the Closing Date (a) there has been, since the date of this Agreement or since the date as of which information is given in the Time of Sale Information (or any amendment or supplement thereto), or the Offering Memorandum (or any amendment or supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Issuer, the Co-Issuer or Arbor Parent, whether or not arising in the ordinary course of business, that in the reasonable judgment of the Placement Agents makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Notes on the terms and in the manner contemplated by this Agreement, the Time of Sale Information or the Offering Memorandum; (b) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the over-the-counter market; (c) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or there is a material disruption in commercial banking or securities settlement or clearance services in the United States generally; or (d) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that in the judgment of the Placement Agent is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Notes on the terms and in the manner contemplated by this Agreement, the Time of Sale Information or the Offering Memorandum.

9.                                      Payment of Expenses.

(a)                                 Regardless of whether the transactions contemplated by this Agreement are consummated or whether this Agreement is terminated, the Co-Issuers and the Arbor Parent shall pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in connection therewith; (ii) the costs and expenses incident to the preparation and printing of the Time of Sale Information and the Offering Memorandum (including all exhibits, attachments, amendments and supplements thereto) and the distribution thereof in connection with the offering, purchase, sale, resale and delivery of the Notes; (iii) the costs of reproducing and distributing each of the Basic Documents; (iv) the reasonable costs and expenses of the Placement Agent, including the fees and expenses of its counsel, transfer taxes on resale of any of the Offered Notes by the Placement Agent, any advertising expenses and other expenses incurred by the Placement Agent in connection with offering or reoffering the Offered Notes and/or entering into purchase contracts with investors in the Offered Notes; (v) the fees and expenses of the counsel to the Co-Issuers, the Arbor Parent and independent accountants; (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered Notes under the laws of such jurisdictions as the Placement Agent may designate and the preparation, printing and distribution of any “blue sky” memorandum (including the related reasonable fees and expenses of counsel for the Placement Agent); (vii) any fees charged by the Rating Agencies for rating and surveillance of the Notes; (viii) the fees and expenses of the Trustee and the CLO Servicer (including related reasonable fees and expenses of any counsel to such parties), except to the extent otherwise set forth in the Basic Documents; (ix) all expenses and application fees incurred in connection with the application for the approval of all the Notes for book-entry transfer by DTC; (x) all reasonable expenses incurred in connection with any “road show” presentation to potential investors; (xi) the costs and expenses of the Co-Issuers in connection with the purchase of the Mortgage Assets; and (xii) all other costs and expenses incident to the performance of the obligations of the Co-Issuers and the Arbor Parent hereunder that are not otherwise specifically provided for in this Section 9(a).

(b)                                 If (i) this Agreement is terminated pursuant to Section 8 hereof, (ii) the Co-Issuers for any reason fail to tender the Offered Notes for delivery to the Placement Agent, (iii) the Issuer, the Co-Issuer, or the Arbor Parent fail or refuse to comply with this Agreement, or (iv) the Placement Agent fails to place the Offered Notes, each of the Issuer, the Co-Issuer, and the Arbor Parent (jointly and severally) agrees to reimburse the Placement Agent for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred by the Placement Agent in connection with this Agreement and the offer and sale of the Offered Notes contemplated hereby.

10.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors.  Nothing in this Agreement is intended or shall be construed to give any other person, other than the affiliates, officers, directors and controlling persons referred to in Section 6 hereof and their respective heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Notes from the Placement Agent shall be deemed to be a successor merely by reason of such purchase.

11.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Co-Issuers, the Arbor Parent and the Placement Agent contained in this Agreement or made by or on behalf of the Co-Issuers, the Arbor Parent or the Placement Agent pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Co-Issuers and the Arbor Parent or the Placement Agent.

12.                               Placement Agent Information.  The parties hereto acknowledge and agree that the Placement Agent Information shall consist solely of the fourth and fifth sentences of the first paragraph under the heading “Placement of the Offered Notes” in the Offering Memorandum.

13.                               Certain Defined Terms.  For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act.

14.                               Miscellaneous.

(a)                                 Notices.  All notices and other communications hereunder shall be in writing and effective only upon receipt, and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Placement Agent shall be given to it at:

J.P. Morgan Securities LLC

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention:  SPG Syndicate

email:  ABS_Synd@jpmorgan.com

with copies to:

J.P. Morgan Securities LLC

4 New York Plaza, 21st Floor

New York, New York  10004-2413

Attention: Bianca A. Russo, Esq.

email: US_CMBS_Notice@jpmorgan.com

and

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

Attention: Jeffrey Rotblat

fax: (212) 504-6666

email: jeffrey.rotblat@cwt.com

or at any other address or email address furnished in writing by the Placement Agent.

Notices to the Issuer shall be given to it at Arbor Realty Commercial Real Estate Notes 2018-FL1, Ltd., c/o MaplesFS Limited, Boundary Hall, Cricket Square, P.O. Box 1093, Boundary Hall, Cricket Square, KY1 1102, Grand Cayman, Cayman Islands, Attention:  The Directors, telephone:  (345) 945 7099, fax:  (345) 945 7100 with a  copy to the Arbor Parent at the address below.  Notices to ART or the Arbor Parent shall be given to them at Arbor Realty Collateral Management, LLC, 333 Earle Ovington Boulevard, 9th Floor, Uniondale, New York  11553, Attention:  Executive Vice President, Structured Securitization, fax:  (212) 389 6573, telephone:  (212) 389 6546.  Notices to the Co-Issuer shall be given to it at Arbor Realty Commercial Real Estate Notes 2018-FL1, LLC, c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, Attention:  Donald J. Puglisi, telephone:  (302) 738 6680, fax:  (302) 738 7210 with a copy to the Arbor Parent at the address above.

(b)                                 Governing Law.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

(c)                                  Integration.  This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(d)                                 Counterparts.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

(e)                                  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)                                   Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g)                                  No Bankruptcy Petition/Limited Recourse.  The Placement Agent agrees that, prior to the date which is one year and one day (or, if longer, the applicable preference period then in effect plus one day) after the payment in full of all of the Offered Notes issued by the Co-Issuers, it will not institute against, or join any other person in instituting against, any of the Co-Issuers any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy, insolvency, reorganization or similar law in any jurisdiction.  Notwithstanding any other provision of this Agreement, the obligations of the Issuer hereunder are limited-recourse obligations and the obligations of the Co-Issuer hereunder are non-recourse obligations, in each case, payable solely from the Collateral in accordance with the terms of the Indenture and following realization thereof and reduction thereof to zero, all obligations of and all claims against the Co-Issuers hereunder or arising in connection herewith shall be extinguished and shall not thereafter revive.  No recourse may be had under this Agreement against any employee, agent, officer, partner, member, shareholder or director of any party hereto (collectively, the “Associated Persons”), in respect of the transactions contemplated by this Agreement, it being expressly agreed and understood that this Agreement is solely an obligation of each of the parties hereto and that no personal liability whatever shall attach to or be incurred by any Associated Person under or by reason of the obligations, representations and agreements of the parties contained in this Agreement, or implied therefrom.  This Section 14(g) shall survive the termination or expiration of this Agreement.

(h)                                 Waiver of Jury Trial.  EACH OF THE CO-ISSUERS, THE PARENT AND THE PLACEMENT AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(i)                                     Exclusive Jurisdiction.  EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT;

(II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ISSUER:

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2018-FL1, LTD.

By:
Name:
Title:

[Signatures continue on following page]

ARCREN 2018-FL1 — Placement Agreement

CO-ISSUER:

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2018-FL1, LLC

By:
Name:
Title:

[Signatures continue on following page]

ARCREN 2018-FL1 — Placement Agreement

PARENT:

ARBOR REALTY SR, INC.

By:
Name:
Title:

[Signatures continue on following page]

ARCREN 2018-FL1 — Placement Agreement

ART:

ARBOR REALTY TRUST, INC.

By:
Name:
Title:

[Signatures continue on following page]

ARCREN 2018-FL1 — Placement Agreement

Accepted: May 23, 2018

PLACEMENT AGENT:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

ARCREN 2018-FL1 — Placement Agreement

SCHEDULE I

OFFERED NOTES

	Initial Note Principal Balance		Interest Rate	Ratings (Moody’s/DBRS)
Class A Notes	U.S.$	308,000,000	One-month LIBOR + 1.15%	Aaa(sf)/AAA(sf)
Class A-S Notes	U.S.$	50,400,000	One-month LIBOR + 1.50%	NR/AAA(sf)
Class B Notes	U.S.$	22,400,000	One-month LIBOR + 1.70%	NR/AA(low)(sf)
Class C Notes	U.S.$	23,100,000	One-month LIBOR + 2.50%	NR/A(low)(sf)
Class D Notes	U.S.$	37,100,000	One-month LIBOR + 3.05%	NR/BBB(low)(sf)

The aggregate combined Advisory, Structuring and Placement Agent Fee paid to the Placement Agent shall be an amount equal to the aggregate placement fees (with respect to the Offered Notes) and other fees set forth in the engagement letter, dated March 28, 2018, entered into by Arbor Realty Trust Inc. and J.P. Morgan Securities LLC.

ANNEX A

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of the Notes outside the United States:

(a)           The Placement Agent acknowledges that the Offered Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)           The Placement Agent represents, warrants and agrees that:

(A) It has offered and sold the Offered Notes, and will offer and sell the Offered Notes, (A) as part of their distribution at any time and (B) otherwise until forty (40) days after the later of the commencement of the offering of the Offered Notes and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

(B) Neither it nor any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Offered Notes, and all such persons have complied and shall comply with the offering restrictions requirement of Regulation S.

(C) At or prior to the confirmation of sale of any Offered Notes sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Offered Notes from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Notes offered hereby have not been registered under Securities Act, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until forty (40) days after the later of the commencement of the offering of the Notes and the date of original issuance of the Notes, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.  Terms used above have the meanings given to them in Regulation S.”

(D) It has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Offered Notes, except with its affiliates or with the prior written consent of the Co-Issuers.

Annex A-1

(E) It has not made and will not make any invitation to any member of the public in the Cayman Islands, within the meaning of Section 175 of the Cayman Islands Companies Law (2016 Revision), to subscribe for the Offered Notes.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them in Regulation S.

(c)           The Placement Agent further represents, warrants and agrees that:

(i)            it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Notes to any retail investor in the European Economic Area. For the purposes of this provision:

(A)          the expression “retail investor” means a person who is one (or more) of the following:

(1)           a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(2)           a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(3)           not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”); and

(B)          the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe the Offered Notes;

(ii)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Co-Issuers;

(iii)          it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom; and

(iv)          the Offered Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, (the “FIEA”)).  Accordingly, the Placement Agent represents and agrees that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, a resident of

Annex A-2

Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident in Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with the FIEA and other relevant laws and regulations of Japan.

(d)           The Placement Agent acknowledges that no action has been or will be taken by the Co-Issuers that would permit a public offering of the Offered Notes, or possession or distribution of the Time of Sale Information, the Offering Memorandum or any other offering or publicity material relating to the Offered Notes, in any country or jurisdiction where action for that purpose is required.

Annex A-3

ANNEX B

Subsequent Time of Sale Information

Annex B-1

EXHIBIT A

ARBOR REALTY COLLATERAL MANAGEMENT, LLC

Officer’s Certificate

The undersigned, Salvatore Villani, pursuant to Section 5(e) of that certain Placement Agreement dated as of May 23, 2018 by and among Arbor Realty Commercial Real Estate Notes 2018-FL1, Ltd., Arbor Realty Commercial Real Estate Notes 2018-FL1, LLC, Arbor Realty SR, Inc., Arbor Realty Trust, Inc. and J.P. Morgan Securities LLC (the “Placement Agreement”) does HEREBY CERTIFY that:

(a)           The Collateral Manager (i) is a limited liability company, duly organized, is validly existing and is in good standing under the laws of the State of Delaware, (ii) has full power and authority to own its assets and to transact the business in which it is currently engaged, and (iii) is duly qualified and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of the Collateral Management Agreement and the Indenture would require, such qualification, except for failures to be so qualified that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or on the ability of the Collateral Manager to perform its obligations thereunder, or on the validity or enforceability of, the Collateral Management Agreement and the provisions of the Indenture applicable to the Collateral Manager; the Collateral Manager has full power and authority to execute, deliver and perform the Collateral Management Agreement and its obligations thereunder and the provisions of the Indenture applicable to it; the Collateral Management Agreement has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding agreement of the Collateral Manager, enforceable against it in accordance with the terms thereof, except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(b)           Neither the Collateral Manager nor any of its Affiliates is in violation of any federal or state securities law or regulation promulgated thereunder that would have a material adverse effect upon the ability of the Collateral Manager to perform its duties under the Collateral Management Agreement or the Indenture, and there is no charge, investigation, action, suit or proceeding before or by any court or regulatory agency pending or, to the best knowledge of the Collateral Manager, threatened which could reasonably be expected to have a material adverse effect upon the ability of the Collateral Manager to perform its duties under the Collateral Management Agreement or the Indenture;

(c)           Neither the execution and delivery of the Collateral Management Agreement nor the performance by the Collateral Manager of its duties thereunder or under the Indenture conflicts with or will violate or result in a breach or violation of any of the terms or provisions of, or constitutes a default under:  (i) the limited liability company agreement of the Collateral Manager, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which the Collateral Manager is a party or is bound, or (iii) any law, decree, order,

Exhibit A-1

rule or regulation applicable to the Collateral Manager of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having jurisdiction over the Collateral Manager or its properties, and which would have, in the case of any of (i), (ii) or (iii) of this subsection (c), either individually or in the aggregate, a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or the ability of the Collateral Manager to perform its obligations under the Collateral Management Agreement or the Indenture;

(d)           No consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other person is required for the performance by the Collateral Manager of its duties under the Collateral Management Agreement and under the Indenture, except such as have been duly made or obtained;

(e)           The Offering Memorandum, as of the date thereof (including as of the date of any supplement thereto) and as of the Closing Date does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f)            On the Closing Date, there shall not have been, since the respective dates as of which information is given in the Offering Materials, any material adverse change or prospective material adverse change with respect to the Issuer, the Co-Issuer or the pool of Closing Date Mortgage Assets; and

(g)           The Collateral Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

Capitalized terms not set forth herein shall have the meaning ascribed thereto in the Indenture referred to in the Placement Agreement.

[Signature page follows]

Exhibit A-2

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this     day of           , 2018.

ARBOR REALTY COLLATERAL MANAGEMENT, LLC

By:
Name:
Title:

Exhibit A-3

EXHIBIT B

ARBOR REALTY SR, INC.

Officer’s Certificate

The undersigned, Valerie Rubin, pursuant to Section 5(f) of that certain Placement Agreement dated as of May 23, 2018, by and among Arbor Realty Commercial Real Estate Notes 2018-FL1, Ltd., Arbor Realty Commercial Real Estate Notes 2018-FL1, LLC, Arbor Realty SR, Inc., Arbor Realty Trust, Inc. and J.P. Morgan Securities LLC (the “Placement Agreement”) does HEREBY CERTIFY that:

(a)           Arbor Realty SR, Inc. (“Seller”) (i) is a corporation, duly incorporated, is validly existing and is in good standing under the laws of the State of Maryland, (ii) has full power and authority to own its assets and to transact the business in which it is currently engaged, and (iii) is duly qualified and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of the Mortgage Asset Purchase Agreement and the Indenture would require, such qualification, except for failures to be so qualified that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of Seller or on the ability of Seller to perform its obligations thereunder, or on the validity or enforceability of, the Mortgage Asset Purchase Agreement and the provisions of the Indenture applicable to Seller; Seller has full power and authority to execute, deliver and perform the Mortgage Asset Purchase Agreement and its obligations thereunder and the provisions of the Indenture applicable to it; the Mortgage Asset Purchase Agreement has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding agreement of Seller, enforceable against it in accordance with the terms thereof, except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(b)           Neither Seller nor any of its Affiliates is in violation of any federal or state securities law or regulation promulgated thereunder that would have a material adverse effect upon the ability of Seller to perform its duties under the Mortgage Asset Purchase Agreement or the Indenture, and there is no charge, investigation, action, suit or proceeding before or by any court or regulatory agency pending or, to the best knowledge of Seller, threatened which could reasonably be expected to have a material adverse effect upon the ability of Seller to perform its duties under the Mortgage Asset Purchase Agreement or the Indenture;

(c)           Neither the execution and delivery of the Mortgage Asset Purchase Agreement nor the performance by Seller of its duties thereunder or under the Indenture conflicts with or will violate or result in a breach or violation of any of the terms or provisions of, or constitutes a default under:  (i) the articles of incorporation or by-laws of Seller, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which Seller is

Exhibit B-1

a party or is bound, or (iii) any law, decree, order, rule or regulation applicable to Seller of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having jurisdiction over Seller or its properties, and which would have, in the case of any of (i), (ii) or (iii) of this subsection (c), either individually or in the aggregate, a material adverse effect on the business, operations, assets or financial condition of Seller or the ability of Seller to perform its obligations under the Mortgage Asset Purchase Agreement or the Indenture;

(d)           No consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other person is required for the performance by Seller of its duties under the Mortgage Asset Purchase Agreement and under the Indenture, except such as have been duly made or obtained;

(e)           With respect to any information in the Offering Memorandum regarding Seller, the Offering Memorandum, as of the date thereof (including as of the date of any supplement thereto) and as of the Closing Date does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(f)            With respect to Section 5(d) of the Placement Agreement, (i) the undersigned has carefully reviewed the Time of Sale Information (as defined in the Placement Agreement) and the Offering Memorandum and hereby confirms, to the knowledge of the undersigned, after due inquiry, the representation set forth in Section 2(a) of the Placement Agreement is true and correct; (ii) the undersigned further confirms that the Co-Issuers, the Arbor Parent or the other Arbor entities each complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied under the Placement Agreement at or prior to the Closing Date; and (iii) other than as set forth in the Time of Sale Information, since the Time of Sale (as defined in the Placement Agreement) and other than as set forth in the Offering Memorandum, since the date thereof, there has not been any material adverse change or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Co-Issuers or the Arbor Parent.

Capitalized terms not set forth herein shall have the meaning ascribed thereto in the Indenture referred to in the Placement Agreement.

[Signature page follows]

Exhibit B-2

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this      day of          , 2018.

ARBOR REALTY SR, INC.

By:
Name:
Title:

Exhibit B-3